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                                                                    Exhibit 3.15

                             RESTATED CERTIFICATE OF
                                  INCORPORATION
                                       OF
                             CHAPARRAL STEEL COMPANY

     Chaparral Steel Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     I. Chaparral Steel Company was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 19, 1973.

     II. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     III. This Restated Certificate of Incorporation further amends the Certificate of Incorporation of the corporation to reclassify the Common Stock of the corporation. The reclassification shall be effected as follows: each of the 4,500,000 shares of Common Stock, $1.00 par value per share, of the corporation outstanding immediately prior to the effectiveness hereof shall be exchanged for 5-1/3 shares of Common Stock of the corporation, $0.10 par value per share. No share of any series of the Preferred Stock of the corporation was outstanding at the time of the effectiveness hereof.

     IV. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

          First. The name of the corporation is CHAPARRAL STEEL COMPANY.

          Second. Its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street. Wilmington, Delaware 19801.

          Third. The purpose of the corporation is to conduct all actions necessary to produce steel and other related products and to engage in any other lawfull act or activity for which corporations may be organized under the Delaware General Corporation Law.

          Fourth. The total number of shares of all classes of stock which the corporation is authorized to issue is Fifty Million Five Hundred Thousand (50,500,000) shares, of which Fifty Million (50,000,000) shares are Common Stock of the par value of Ten Cents ($0.10) each and Five Hundred Thousand (500,000) shares are Preferred Stock (hereinafter sometimes referred to as the

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Preferred Stock) of the par value of One Cent ($0.01) each. The designations and powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                 PREFERRED STOCK

          1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as are stated and expressed in a resolution or resolutions, providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

          2. Authority is hereby expressly granted to the Board of Directors, subject to the provisions hereof, to authorize one or more series of Preferred Stock and with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

               (a) The number of shares to constitute such series and the distinctive designation thereof;

               (b) The annual rate of dividend on the shares of such series, and, if cumulative, the date or dates from which dividends shall accumulate;

               (c) Whether or not the shares of such series shall be redeemable, and, if redeemable, the price which the shares of such series shall be entitled to receive upon the redemption thereof;

               (d) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

               (f) The amount which the shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

               (g) The voting power, if any, of the shares of such series; and

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               (h) Such other special rights and protective provisions as the
          Board of Directors may deem advisable.

          3. So long as any cumulative Preferred Stock, shall remain outstanding, unless dividends on all outstanding shares of cumulative Preferred Stock, at the annual rate and from the dates fixed for the accumulation thereof, shall have been paid, or declared and set apart for payment, no dividends (other than dividends payable in Common Stock) shall be paid upon, nor shall any distribution be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the corporation.

          4. Shares of Preferred Stock of the corporation which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and issued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

                                  COMMON STOCK

          1. Subject to any prior rights and preferences of the Preferred Stock of any series, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

          2. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and subject to any prior rights and preferences of the Preferred Stock of any series, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

          3. Except as otherwise expressly provided herein or as fixed in any resolution or resolutions adopted by the Board of Directors as provided herein with respect to any series of the Preferred Stock and except as otherwise may be required by law, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held. The holders of a majority of the Common Stock of the corporation entitled to vote must be present in person or by proxy at each meeting of the stockholders to constitute a quorum, less than a quorum, however, having power to adjourn.

                                     GENERAL

          1. No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation, authorized by this certificate, or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures or

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other securities convertible into stock of the corporation, but any stock authorized by this certificate or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

          2. The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

          3. A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          4. Without action by the stockholders, the shares of stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereon.

     Fifth. The minimum amount of capital with which the corporation will commence business is One Thousand and No/100 ($1,000.00) Dollars.

     Sixth. The corporation is to have perpetual existence.

     Seventh. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     Eighth. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation.

     The directors of the corporation shall be elected by the stockholders of the corporation at the time and in the manner specified in the Bylaws of the corporation; such election of directors need not be by ballot.

     Ninth. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

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          1. To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          2. To set apart out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.

          3. By resolutions adopted by the majority of the entire Board of Directors, to make, amend, alter, change, add to or repeal the Bylaws of the corporation without any action on the part of the stockholders. The stockholders of the corporation shall not make, amend, alter, change, add to or repeal the Bylaws of the corporation, either directly or by way of amending the Certificate of Incorporation of this corporation, except by the affirmative vote of the holders of 75% or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a duly called meeting of the stockholders, provided that notice of the proposed change in the Bylaws is contained in the notice of the meeting. In addition to any requirement of law or any other provision of this Certificate of Incorporation or of the Bylaws of the corporation, the affirmative vote of the holders of 75% or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Section 3 of this Article Ninth.

          4. To authorize and cause to be executed mortgages and liens without limit as to amount upon the real and personal property of the corporation, including after acquired property.

          5. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

          6. To authorize the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors and of any other committees of the corporation, and to determine the amount of such compensation and fees.

          7. To sell, lease or exchange all of its property and assets, including its good will and its corporate franchises upon such terms and conditions and for such consideration which may be in whole or in part shares of stock in and/or other securities of any other corporation or corporations

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when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

          8. The corporation may in its Bylaws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

          Tenth. A director of the corporation shall not be disqualified by his office from dealing or contracting with the corporation, either as a vendor, purchaser or otherwise, nor shall any transaction or contract between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, be void or voidable solely for this reason, or solely because the director or officer is present at or participates in a meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if:

          1. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          2. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or

          3. the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

          Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by the stockholders entitled to vote thereon at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to

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approve or ratify such contract, transaction or act when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or action.

          It is hereby expressly provided that the directors and officers and former directors and officers of the corporation shall be fully protected and indemnified against any personal liability to others that may arise by reason of any of their actions taken in good faith on behalf or for the benefit of the corporation to the full extent permitted by the laws of the State of Delaware.

          Directors and former directors of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's or former director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director or former director derived an improper personal benefit.

          Eleventh. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders. In addition to any requirement of law or any other provision of this Certificate of Incorporation or of the Bylaws of the corporation, the affirmative vote of the holders of 75% or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Eleventh.

          Twelfth. If the Bylaws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of the corporation (subject to the provisions of the statute), outside the State of Delaware, at such places as may from time to time be designated by the Bylaws or by resolution of the directors.

          Thirteenth. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

          Fourteenth. A. Except as set forth in Paragraph B. of this Article Fourteenth, the affirmative vote of the holders of 80% of the outstanding stock of the corporation entitled to vote shall be required for:

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          1. any merger or consolidation to which the corporation or any of its subsidiaries and an Interested Person (as hereinafter defined) are parties;

          2. any sale or other disposition by the corporation, or any of its subsidiaries, of all or any substantial part of its assets to an Interested Person;

          3. any purchase or other acquisition by the corporation, or any of its subsidiaries, of all or any substantial part of the assets of an Interested Person; and

          4. any other transaction with an Interested Person which requires the approval of the stockholders of the corporation under the Delaware General Corporation Law, as in effect from time to time.

          B. The provisions of Paragraph A. shall not be applicable to any transaction approved by vote of 80% of the Board of Directors if, at the time of the Board's approval of such transaction, the Board included no director whose election had been effected by the vote of an Interested Person in opposition to the recommendation of a majority of the Continuing Directors (as hereinafter defined), and the transaction provides that the stockholders receive for their shares cash or other consideration equal to, or greater than, the highest price paid by an Interested Person for any shares of the corporation (including brokerage commissions and/or soliciting dealers' fees).

          C. As used in this Article Fourteenth the term "Interested Person" shall mean any person, firm or corporation, or any group thereof acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, 5% or more of any class of voting securities of the corporation.

          D. As used in this Article Fourteenth the term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is unaffiliated with the Interested Person and was a member of the Board of Directors prior to the time the Interested Person became an Interested Person, and any successor of a Continuing Director that is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the corporation.

          E. The Board of Directors of the corporation shall have full power and authority to interpret, construe and apply the provisions of this Article Fourteenth.

          F. The affirmative vote of the holders of 80% of the outstanding stock of the corporation entitled to vote shall be required to amend, alter or repeal this Article Fourteenth.

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          G. For purposes of any vote required by this Article Fourteenth, all classes of voting stock of the corporation shall be considered as one class.

            IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this 24th day of May, 1988.

                                                   CHAPARRAL STEEL COMPANY


                                                   By /s/ Richard M. Fowler
                                                      --------------------------
                                                   Title: Vice President

[Seal]

Attest:


/s/ Robert C. Moore
-----------------------
Secretary

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